UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 29, 2011

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Technology Square Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

          On December 29, 2011, Dyax Corp. (“Dyax” or the “Company”) entered into a Loan Agreement with LFRP Investors, L.P., an affiliate of Cowen Healthcare Royalty Management, LLC (“Lender”).  The Loan Agreement provides for an unsecured loan by Lender of $20,000,000 (the “Tranche A Loan”), which was funded on the date of the Loan Agreement.  The Loan Agreement also provides for a subsequent loan (the “Tranche B Loan”) that will be used to refinance amounts outstanding under the Amended and Restated Loan Agreement dated as of March 18, 2009 by and between the Company and Vanderbilt Royalty Sub L.P. (the “Existing Loan”) and will be secured by the Company’s Licensing and Funded Research Program (the “LFRP”) in substantially the same manner as the Existing Loan.  Subject to customary closing conditions, on or about August 22, 2012 (the “Tranche B Closing Date”), Lender will lend to the Company and the Company will borrow an amount equal to the lesser of (i) 100% of the amount necessary to repay in full any and all amounts outstanding under the Existing Loan and (ii) $60,000,000 and will issue a note to Lender with an original principal amount stated as 102% of the principal amount of the loan.

          Until the Tranche B Loan is funded, the Tranche A Loan will bear interest at a rate equal to 13% per annum and all accrued interest thereon will be capitalized and added to principal.  The Tranche A Loan will mature on June 30, 2013; provided, however, that, from and after funding of the Tranche B Loan, the maturity date of the Tranche A Loan shall be August 22, 2018 (the “Maturity Date”).  Upon funding of the Tranche B Loan, interest payable on the Tranche A Loan will decrease to 12% per annum and will amortize on the same terms as the Tranche B loan, as described below.  In addition, upon the funding of the Tranche B Loan or, if earlier, repayment of all amounts outstanding under the Existing Loan, the Tranche A Loan will be secured, on an equal and ratable basis with the Tranche B Loan.

          The Tranche B Loan and the Tranche A Loan (upon funding of the Tranche B Loan, collectively, the “Loans”) will amortize quarterly on January 15, April 15, July 15 and October 15, (each an “Interest Payment Date”) of each year, beginning on the first Interest Payment Date occurring after the funding of the Tranche B Loan and will bear interest at a rate of 12% per annum payable quarterly.  On each Interest Payment Date, Dyax will repay the portion of the principal amount of the Loans equal to the Applicable Included Receipts (as defined below) for the prior fiscal quarter less any portion of the Applicable Included Receipts used to pay cash interest on both the Tranche A Loan and the Tranche B Loan.  The balance of the outstanding principal amount of both the Loans, together with any accrued and unpaid interest, will be due on the Maturity Date.

          The “Applicable Included Receipts” will be determined as follows:  (i) prior to September 30, 2016, the sum of (a) 75.0% of the first $15.0 million in annual net royalties, milestones and license fees received by Dyax under the LFRP (the “Included Receipts”) and (b) 25.0% of annual Included Receipts greater than $15 million, and (ii) after September 30, 2016, 90.0% of annual Included Receipts until the later of the Maturity Date and the complete repayment of the Loans.  If the Applicable Included Receipts for any quarterly period are insufficient to cover the cash interest on the Loans due for that period (such deficiency, the “Deficiency Amount”), then the Deficiency Amount shall be paid in kind and deemed additional principal outstanding under the Loans.  At its sole option, Dyax may pay the Deficiency Amount out of other funds.

          Unless Lender fails to fund the Tranche B Loan on the Tranche B Closing Date as a result of Dyax’s failure to meet certain closing conditions, Dyax may not prepay the Tranche A Loan prior to the funding of the Tranche B Loan.

          Following funding of the Tranche B Loan, Dyax may prepay the Loans (x) in whole at any time or (y) in part from time to time after August 21, 2015 (the “No-Call Date”) in any case at a prepayment price equal to 100% of the outstanding principal amount thereof prepaid, together with all accrued and unpaid interest on the principal amount prepaid; provided, however, that (i) the outstanding principal balance of the Loans after giving effect to any such voluntary partial prepayment shall not be less than $30,000,000 and (ii) each voluntary partial prepayment shall be in an amount that is an integral multiple of $30,000,000 and not less than $30,000,000 or, if less, the outstanding principal amount of the Loans; provided, further, that, if any voluntary prepayment (in whole) occurs prior to the No-Call Date, such prepayment shall be accompanied by the Prepayment Premium (defined below) with respect to the entire outstanding principal amount of the Loans.

In the event of a change of control, a merger or a  sale of all or substantially all of Dyax’s assets, any or all of Loans (at the option of Lender) shall be due and payable; provided that if such a transaction occurs prior to August 21, 2015, then such prepayment shall be accompanied by a prepayment premium equal to the aggregate amount of all required interest payments due on the Loan (or the applicable portion) through the No-Call Date less all interest paid in cash through the date of prepayment (the “Prepayment Premium”).

Pursuant to the terms of the Loan Agreement, Dyax will enter into a security agreement on the Tranche B Closing Date granting Lender a security interest in substantially all of the assets related to the LFRP (the “Collateral”).  The Collateral does not include rights to Dyax’s current or future internal drug development or co-development programs.

The Loan Agreement provides that each of the following is an event of default (“Event of Default”):  (a) default in payment of any principal or interest under the Loans; (b)  any representation or warranty of Dyax in the Loan Agreement proves not to be true and correct when made and the failure of such statement, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (as defined in the Loan Agreement); (c) default by Dyax in the observance or performance of any other covenant in the Loan Agreement that continues for 30 days after written notice from Lender and the failure could reasonably be expected to result in a Material Adverse Effect; (d) default by Dyax to perform or observe its covenants or agreements with respect to maintenance of its existence, preservation of the intellectual property related to the LFRP; (e) default by Dyax under outstanding Indebtedness (as defined in the Loan Agreement) in excess of $2,000,000 that results in the acceleration of the maturity of such Indebtedness; (f) sale or other disposition of the LFRP Intellectual Property (as defined in the Loan Agreement) or any Included Receipts by Dyax; (g) commencement of dissolution or bankruptcy proceedings by Dyax; (h) in connection with certain failures to perform the LFRP; and (i) if, following the repayment of the Existing Loan, the security interest in the Collateral ceases to be in full force and effect.  If an Event of Default occurs, Lender can declare the Loans, all interest thereon and all other amounts payable under the Loan Agreement immediately due and payable.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

         The information set forth under Item 1.01 of this current report on Form 8-K regarding the Loan Agreement is hereby incorporated by reference.

Important Cautionary Statement About Forward-Looking Statements:

The information in this report contains forward-looking statements, including statements regarding the funding of the Tranche B Loan. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “believes,” “expects,” “anticipates,” or similar expressions or future conditional verbs such as “will” “should,” and “shall.” Such statements are based upon the current beliefs and expectations of management and on information currently available to management. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements speak as of the date hereof, and the Company does not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements include any failure by the Company to satisfy the closing conditions required for the Lender to be obligated to fund the Tranche B Loan and any changes in law that could affect the granting of the security in the Collateral required under the Loan Agreement, as well as those factors that can be found in the Company’s filings with the Securities and Exchange Commission, including Item 1A (“Risk Factors”) of its Annual Report on Form 10-K for the year ended December 31, 2010, as supplemented by the Risk Factors contained in its Quarterly Reports on Form 10-Q, and are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	January 4, 2012	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch
Executive Vice President and Chief
Business Officer

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